EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1996 (except with respect to the matter discussed in Note 4, as to which the date is March 26, 1996) included in Big Entertainment, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
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Miami, Florida,
  October 18, 1996.